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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 15, 1998

                                 TRIMEDYNE, INC.

                                     Nevada
                 (State or other jurisdiction of incorporation)

       0-10581                                            36-3094439
(Commission File No.)                         (IRS Employer Identification No.)

                               2801 Barranca Road
                            Irvine, California 92606
                                 (949) 559-5300



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Item 4. Change in Registrant's Certifying Accountant.

        (a)    Previous independent accountants

               (i) On September 15, 1998, the Registrant elected to replace PricewaterhouseCoopers LLP as its independent accountants.

               (ii) The reports of PricewaterhouseCoopers LLP on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

               (iii) The Registrant's audit committee and Board of Directors participated in and approved the decision to change independent accountants.

               (iv) During the Registrant's two most recent fiscal years and through September 15, 1998, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on financial statements for such years.

               (v) During the two most recent fiscal years and through September 15, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

               (vi) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements. A copy of such letter, dated September 22, 1998, is filed as Exhibit 16 to this Form 8-K.

        (b)    New independent accountants

               (i) The Registrant engaged McKennon, Wilson & Morgan as its new independent accountants as of September 15, 1998. During the two most recent fiscal years and through September 15, 1998, the Registrant has not consulted with McKennon, Wilson & Morgan on items which (1) are described in Regulation S-K Item 304(a)(2)(i) or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K
                      Item 304(a)(2)(ii).


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Item 7. Financial Statements and Exhibits.

        (c)    Exhibits

               16     Letter dated September 22, 1998 from
                      PricewaterhouseCoopers LLP, the Registrant's former accountants, to the SEC.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Trimedyne, Inc.

Dated: September 23, 1998                   By: /s/ Charisse E. Chel
                                                --------------------------------
                                                    Charisse E. Chel
                                                    Chief Financial Officer


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